Medical Innovation Holdings, Inc. (“MIHI”) Announces a Strategic Arrangement with AeonMD, a Leading Provider of Wellness Therapies for Physician Offices

PR Newswire December 6, 2017

DULUTH, Georgia, December 6, 2017 /PRNewswire/ —

The inclusion of the comprehensive ADAPT service will result in an immediate increase in revenue stream for MIHI (MIHI)) while enabling an immediate improvement in our customer’s practice effectiveness and financial wellbeing.

MIHI’s subsidiary, Bkare Diagnostics, LLC will expand its offering to primary care physicians featuring AeonMD’s ADAPT (Assessments, Diagnostics, and Preventative Therapies) Preventive Care patient assessment and diagnostics solution.

The ADAPT platform enables an immediate improvement in the practice’s preventive care model, overall efficiency, and financial wellbeing. This new initiative will have an immediate impact on primary care practices in the Georgia in which the service will be introduced with planned expansion into surrounding states over the next 90 days.

Combining AeonMD’s ADAPT solution with MIHI Tele-Medicine Specialist services will result in a tremendous boost to the productivity of primary care physicians while creating improved access and lower cost to the preventive care services that are critical to patient’s health and wellbeing. Together with AeonMD, MIHI is helping providers shift into a wellness-based care philosophy, away from solely practicing reactive allopathy.

This innovative and unique software platform is a comprehensive and integrated approach to analyzing, diagnosing and delivering patient wellness therapies that can help to mitigate or prevent potentially catastrophic disease states before they occur.

This service will provide a new revenue stream for all. Jake Sanchez, MIHI CEO, says “The combination of creating revenue streams for the physician offices and our shareholders is a win-win.”

“We are excited about the opportunity to partner with thought-leaders such as MIHI and their BKare Diagnostics division. We believe that we are at the forefront of the impending wellness megatrend in healthcare, and that our mutual synergies can accelerate this transition”, stated Greg Nakagawa, CEO of AeonMD.

About Medical Innovation Holdings, Inc.

MIHI, a Colorado-based publicly traded company, owns and operates strategically aligned health care service companies focused on the delivery of clinical virtual medicine (health) as a way of bringing quality medical care to all areas of need including rural and underdeveloped areas across the country. Through our wholly owned subsidiary, 3Point Care, we provide personalized high-tech high-touch telemedicine encounters pairing our virtual health specialty doctors with traditional primary care physicians utilizing next generation virtual health technologies in order to connect a patient with a multi-disciplinary specialty clinical healthcare practice. Through our other companies and relationships, we offer Affordable Care Organization (ACO) support, wellness and prevention, lab analysis and lab services, and remote diagnostic monitoring.

We serve a number of constituents and stakeholders interested in reducing the cost of care, enhancing the quality of care, promoting access to care, and maintaining the continuum of care.

For more information on MIHI, please visit the Company’s website at http://www.medicalinnovationholdings.com

About Quantum Medical Ventures, LLC, d/b/a AeonMD

AeonMD is at the forefront of the healthcare industry megatrend to transition to a value-based care wellness delivery model. Our ADAPT™ (Assessments, Diagnostics, and Preventative Therapies) Platform creates a turnkey wellness center for primary care - by assessing patient need for preventative protocols, analyzing specific health markers through medically necessary diagnostics, and integrating preventative therapies that ensure superior patient population outcomes.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future events, including our ability to raise capital, or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For a discussion of these risks and uncertainties, please see our filings with the Securities and Exchange Commission. Our public filings with the SEC are available from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.

To be added to the Company investor email list, please email investor@MedicalInnovationHoldings.com with MIHI in the subject line.

To leave a message please call +1-866-883-3793 for Investor Relations.